UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2022

Pontem Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39882	98-1562955
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1140 Avenue of the Americas, 9th Floor

New York, New York 10036

(212) 457-9077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant	PNTM.U	New York Stock Exchange
Class A ordinary shares included as part of the units	PNTM	New York Stock Exchange
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	PNTM WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of December 16, 2022, the Board of Directors (the “Board”) of Pontem Corporation (the “Company”) increased the size of the Board from five to six directors and appointed James Gentilcore, age 70, and Robert Bohn, age 69, to serve on the Board. Each of Mr. Bohn and Mr. Gentilcore will serve as a Class II director of the Company. The Board has determined that each of Mr. Bohn and Mr. Gentilcore qualifies as an independent director under applicable Securities and Exchange Commission (“SEC”) and New York Stock Exchange (the “NYSE”) rules. They will both serve on the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board.

Mr. Gentilcore’s 40-year career includes successful accomplishments in several markets, including technology, industrials and chemicals. Mr. Gentilcore retired in 2018 as Chairman and Chief Executive Officer of PQ Corporation (NYSE: PQG), after leading its successful initial public offering in 2017. He has served as the chief executive officer of two other public companies, and on the board of directors of six public companies, including his current service on the board of Entegris Inc. (Nasdaq: ENTG). Mr. Gentilcore has also worked with private equity investors for over ten years, as both a portfolio chief executive officer and an executive advisor. In addition to his public and private board assignments, Mr. Gentilcore has served on the boards of various industry associations, most recently the American Chemistry Council. Mr. Gentilcore has a BS in Engineering from Drexel University and an MBA from Lehigh University.

Mr. Bohn is currently serving on the board of directors of The Manitowoc Company, Inc. (NYSE: MTW) and Carlisle Companies Inc. (NYSE: CSL). Mr. Bohn served as Chairman and Chief Executive Officer and Senior Executive of Oshkosh Corporation (NYSE: OSK) from 1997 until 2010 and as its Chair of the board of directors from 2000 to 2011. Mr. Bohn joined Oshkosh Corporation in 1992 as Group Vice President, and also served as its President from 1994 to 2007 and as its Chief Operating Officer from 1994 to 1997. Prior to joining Oshkosh Corporation, he held various executive positions with Johnson Controls, Inc. from 1985 to 1992 and was a previous board member of Graco Inc. (NYSE: GGG), Parker-Hannifin Corporation (NYSE: PH) and Menasha Corporation. Mr. Bohn received an undergraduate degree from Ball State University.

The Company believes that Mr. Gentilcore’s and Mr. Bohn’s extensive leadership and management experience with multinational public industrials and technology companies make them well qualified to serve on the Board.

The Company also entered into indemnification agreements with Mr. Gentilcore and Mr. Bohn in connection with their appointments to the Board. The indemnification agreements are substantially similar to the Company’s standard form of indemnification agreement, which is filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed with the SEC on January 8, 2021.

There are no family relationships between Mr. Gentilcore or Mr. Bohn and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Gentilcore or Mr. Bohn that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Gentilcore or Mr. Bohn and any other person pursuant to which Mr. Gentilcore or Mr. Bohn was appointed as director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 16, 2022

PONTEM CORPORATION

By:	/s/ Hubertus Muehlhaeuser
Title:	Chief Executive Officer

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